UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 10, 2017

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer
Identification No.)

505 Huntmar Park Drive, Suite 300
Herndon, VA	20170
(Address of Principal Executive Offices)	(Zip Code)

(571) 323-3939
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2017, the stockholders of Beacon Roofing Supply, Inc. (the “Company”) approved the Beacon Roofing Supply, Inc. Senior Executive Annual Incentive Plan (the “SEIP”). The Board of Directors of the Company previously approved the SEIP, subject to the approval of the stockholders.

The SEIP is intended to work in conjunction with the other incentive compensation arrangements of the Company, including its annual management incentive plan, pursuant to which annual cash incentives are paid to eligible employees upon the attainment of performance goals previously established for a fiscal year. Its effect is to set a performance-based ceiling on such incentives so that they will meet the deductibility requirements of Section 162(m) of the Internal Revenue Code.

The SEIP is administered by the Compensation Committee, which has full authority to select the employees eligible for incentive awards under the SEIP, determine when the employee’s participation in the SEIP will begin, determine the amounts payable upon the attainment of the performance goals, and make all other decisions necessary for the proper administration of the SEIP.

The SEIP provides for an annual award fund of five percent (5%) of AEBT (AEBT means achieved income before taxes, as reported in the Company’s consolidated financial statements, adjusted to exclude amortization and stock compensation expense and the impact of significant: gains (losses) on the disposal of assets; asset impairments, retirements or write-downs; gains (losses) associated with legal, insurance or tax settlements/adjustments; restructuring, severance or pension-related charges; or other similar items out of the ordinary course of business.) The Compensation Committee has the discretion to reduce the award fund for any year. The award fund establishes the aggregate amount that will be available for the year from which annual incentive awards may be made. Within the first 90 days of each year, the Compensation Committee allocates a percentage of the award fund to each participant, provided that no participant’s allocation can exceed 50% and the aggregate allocations cannot exceed 100%. The maximum amount of award that each participant may receive for such year will be (i) for the CEO, the lesser of the award fund allocation or $4 million and (ii) for each other participant, the lesser of the award fund allocation or $2 million.

After the end of each year, the Compensation Committee will approve final incentive awards and may not increase the amount of incentive opportunity, but has the discretionary authority to reduce the amount, in the aggregate or with respect to one or more individual components, taking into account individual and/or corporate performance. The Compensation Committee expects to exercise that discretion and thus does not anticipate that the maximum incentive opportunity will be paid to any participant. The Compensation Committee may amend or terminate the SEIP at any time, without the consent of participants and without the approval of the stockholders of the Company, provided that no amendment or termination shall affect the Company’s obligation to pay any incentive amount after it has been earned by a participant.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits are set forth on the attached exhibit index.

Exhibit Index

Exhibit Number	Description

10.1	Senior Executive Annual Incentive Plan (incorporated by reference to Appendix A to the Company’s 2017 Proxy Statement for the Annual Meeting held on February 10, 2017).*

* Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: February 16, 2017	By:	/s/ JOSEPH M. NOWICKI
JOSEPH M. NOWICKI
Executive Vice President & Chief Financial Officer